UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 30, 2005

SILICON LABORATORIES INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-29823	74-2793174
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4635 Boston Lane, Austin, TX 78735

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (512) 416-8500

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 30, 2005, Silicon Laboratories Inc. (“Silicon Laboratories”) entered into an employment agreement (the “Employment Agreement”) with Necip Sayiner in connection with his appointment as president and chief executive officer.

Under the Employment Agreement, Dr. Sayiner will receive an annual base salary of $408,000.  The Employment Agreement also provides that Dr. Sayiner will be eligible to participate in Silicon Laboratories’ 2006 Bonus Plan, with an annual target payout of $475,000.  Upon his commencement of services on September 14, 2005 (the “Start Date”), Dr. Sayiner will be granted a nonstatutory stock option to purchase 500,000 shares of Silicon Laboratories Common Stock under the 2000 Stock Incentive Plan, with an exercise price per share equal to the closing price as reported on the Nasdaq National Market on the Start Date.  The options will be subject to a five-year vesting schedule.  In addition, Dr. Sayiner will be granted an award of 150,000 restricted stock units under the 2000 Stock Incentive Plan which will vest in five annual installments on each anniversary of the Start Date.  Also on the Start Date, Dr. Sayiner will be paid a reporting bonus of $300,000.  The Employment Agreement provides for the reimbursement of relocation and temporary living expenses along with other benefits.  In the event of Dr. Sayiner’s Involuntary Termination for reasons other than Misconduct (as such terms are defined in the Employment Agreement), Dr. Sayiner would be entitled to severance equal to his annual salary and bonus following his execution of a full general release of claims against Silicon Laboratories.  If such Involuntary Termination for reasons other than Misconduct were to occur following a Change in Control (as defined in the 2000 Stock Incentive Plan), Dr. Sayiner would become fully vested with respect to the options and restricted stock units.

The foregoing description is subject to, and qualified in its entirety by, the Employment Agreement.  The Employment Agreement is attached hereto as Exhibit 10.1 and the terms thereof are incorporated herein by reference.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On September 12, 2005, Silicon Laboratories issued a press release announcing the appointment of Necip Sayiner as president and chief executive officer effective as of September 14, 2005.  Prior to joining Silicon Laboratories, Dr. Sayiner held various leadership roles at Agere Systems Inc. (“Agere”), since joining them in 1993.  From August 2004 to September 2005, Dr. Sayiner was vice president and general manager of the enterprise and networking division.  From March 2002 to August 2004, Dr. Sayiner served as vice president and general manager of the networking IC division.  Prior to March 2002, Dr. Sayiner held several senior design management roles in the storage division.  Dr. Sayiner is 40 years old and holds a bachelor’s degree in electrical engineering and physics from Bosphorus University in Turkey, a master’s degree in electrical engineering from Southern Illinois University and a doctorate in electrical engineering from the University of Pennsylvania.

As chief executive officer, Dr. Sayiner has been appointed as a member of Silicon Laboratories’ board of directors effective as of September 14, 2005.  Dr. Sayiner has also been appointed as a member and as Chairman of the Equity Award Committee.

Navdeep S. Sooch, chairman of the board of directors, has resigned as interim chief executive officer effective as of the end of the day on September 13, 2005.  Mr. Sooch will continue to serve as chairman of the board of directors.

The press release announcing the appointment of Dr. Sayiner is attached hereto as Exhibit 99.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

10.1                           Employment Agreement dated August 30, 2005 between Silicon Laboratories Inc. and Necip Sayiner.

99                                    Press Release of Silicon Laboratories Inc. dated September 12, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILICON LABORATORIES INC.
(Registrant)

September 12, 2005	/s/ Russell J. Brennan
Date	Russell J. Brennan
VICE PRESIDENT AND
CHIEF FINANCIAL OFFICER
(PRINCIPAL ACCOUNTING OFFICER)

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement dated August 30, 2005 between Silicon Laboratories Inc. and Dr. Necip Sayiner.

99	Press release of Silicon Laboratories Inc. dated September 12, 2005.